Exhibit 5.1

January 12, 2021

Board of Directors

Dominion Energy South Carolina, Inc.

400 Otarre Parkway

Cayce, South Carolina 29033

Dominion Energy South Carolina, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Dominion Energy South Carolina, Inc., a South Carolina corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company on or about the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of certain First Mortgage Bonds (the “Bonds”). This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

The Bonds are described in the Registration Statement. We understand that the Bonds will be issued pursuant to that certain Indenture, dated as of April 1, 1993, between the Company (formerly, South Carolina Electric & Gas Company) and The Bank of New York Mellon Trust Company, N.A., successor to NationsBank of Georgia, National Association, as trustee, as heretofore supplemented and amended (the “Base Indenture”) and as may from time to time be further supplemented or amended by supplemental indentures entered into by the Company and such trustee (each, a “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”, and the Indenture, together with the Bonds and the other documents required or permitted to be delivered thereunder, collectively, the “Bond Documents”).

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)    the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC (which exhibits include the Indenture); and

(b)    the prospectus contained in the Registration Statement (the “Prospectus”).

In addition we have examined and relied upon the following:

(i)    a certificate from the Assistant Secretary of the Company certifying as to (A) true and correct copies of the articles of incorporation and bylaws of

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the Company (the “Organizational Documents”); (B) the resolutions of the Board of Directors of the Company (the “Board Resolutions”) authorizing the execution and delivery of the Base Indenture, the filing of the Registration Statement and the issuance of the Bonds by the Company subject to (1) in the case of each issuance of Bonds, further approval of the terms of such Bonds by a senior officer of the Company (the “Further Approval”) and (2) the other qualifications set forth therein; and (C) an Order of the Public Service Commission of South Carolina (the “PSC”) authorizing the issuance of certain Bonds under the terms specified therein;

(ii)    a certificate dated January 12, 2021 issued by the South Carolina Secretary of State attesting to the corporate status of the Company in the State of South Carolina; and

(iii)    originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the law of the State of South Carolina.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)    Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company set forth in the Indenture (if any) and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b)    Signatures. The signatures of individuals who have signed or will sign the Bond Documents are genuine and (other than those of individuals signing on behalf of the Company at or before the date hereof) authorized.

(c)    Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d)    Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Bond Documents are or will be, as of the date the such documents are executed and delivered, validly existing and in good standing, as applicable, in their respective jurisdictions of formation, except that no such assumption is made as to the Company as of the date hereof. All parties to the Bond Documents have or will have, as of the date such documents are executed and delivered, the power and authority to execute, deliver and perform such Bond Documents, except that no such assumption is made as to the Company with respect to the Base Indenture. All individuals who have signed or will sign the Bond Documents had or will have, as of the date such document is executed and delivered, the legal capacity to execute the same.

(e)    Authorization, Execution and Delivery of the Bond Documents. The Bond Documents have been or will be, as of the date such documents are executed and delivered, duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be, as of the date such documents are executed and delivered, duly executed and delivered by such parties, except that no such assumption is made as to the Company as to the Base Indenture.

(f)    Bond Documents Binding on Certain Parties. The Bond Documents are or will be, as of the date such documents are executed and delivered, valid and binding obligations enforceable against the parties thereto in accordance with their terms, except that no such assumption is made as to the Company as to the Base Indenture.

(g)    Governing Law of Certain Documents. Each Supplemental Indenture will be consistent with the form required by the Base Indenture, and each Bond will be in the form required by the Indenture. Each Supplemental Indenture and each Bond will be governed by the laws of the State of South Carolina.

(h)    Noncontravention. Neither the issuance of the Bonds by the Company or the execution and delivery of the Bond Documents by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, except that no such assumption is made as to the Company as to its Organizational Documents as of the date hereof, (ii) any law or regulation of any jurisdiction applicable to any such party, or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound.

(i)    Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the issuance of the Bonds or to the execution and delivery of the Bond Documents by the parties thereto or the performance by such parties of their obligations thereunder, including without limitation, an order of the PSC with respect to the issuance of the Bonds by the Company, will have been obtained or made.

(j)    Registration; Trust Indenture Act. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded and the Indenture will be qualified under the Trust Indenture Act of 1939.

(k)    No Mutual Mistake, Amendments etc. There has not been, and will not be, as of the date the Bond Documents are executed and delivered, any mutual mistake of fact, fraud, duress or undue influence in connection with the Bond Documents or the issuance of the Bonds as contemplated by the Registration Statement, Prospectus and any supplements to the Prospectus. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Base Indenture, except for, as applicable, any Supplemental Indenture.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1.    Organizational Status. The Company is a validly existing corporation under the laws of the State of South Carolina.

2.    Power and Authority. The Company has the corporate power and authority to issue the Bonds.

3.    Bonds. With respect to any Bonds, when (i) the terms of such Bonds for their issuance and sale have been established by the Further Approval and/or in conformity with the Board Resolutions and the Indenture, (ii) such Bonds have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (iii) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (iv) such Bonds have been authenticated in accordance with the provisions of the Indenture, such Bonds will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Matters Excluded from Our Opinions

We express no opinion with respect to the following matters:

(a)    Indemnification and Change of Control. The enforceability of any agreement of the Company as may be included in the terms of the Bond Documents relating to (i) indemnification, contribution or exculpation from costs, expenses or other liabilities or (ii) changes in the organizational control or ownership of any party, which agreement (in the case of clause (i) or clause (ii)) is contrary to public policy or applicable law.

(b)    Jurisdiction, Venue, etc. The enforceability of any agreement in the Bond Documents to submit to the jurisdiction of any specific federal or state court, to waive any objection to the laying of the venue, to waive the defense of forum non conveniens in any action or proceeding referred to therein, to waive trial by jury, to effect service of process in any particular manner or to establish evidentiary standards, and any agreement regarding the choice of law governing the Bond Documents.

(c)    Certain Laws. The following state laws, and regulations promulgated thereunder, and the effect of such laws and regulations, on the opinions expressed herein: securities (including Blue Sky laws).

(d)    Remedies. The enforceability of any provision in the Bond Documents to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a)    Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b)    Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c)    Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. In applying such principles, a court, among other things, might limit the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance), might not allow a creditor to accelerate maturity of debt or exercise other remedies upon the occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants in an Indenture.

(d)    Unenforceability of Certain Provisions. Provisions contained in the Bond Documents which require waivers or amendments to be made only in writing may be unenforceable or ineffective, in whole or in part. The inclusion of such provisions, however, does not render the Bond Documents invalid.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/McGuireWoods LLP

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